Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Carlos Augusto Machado Pereira de Almeida Brandão and Bernardo Kos Winik and each of them, individually, as his/her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this power of attorney has been signed by the following persons on October, 2018 in the capacities indicated:

/s/ Henrique José Fernandes Luz	Director
Henrique José Fernandes Luz

/s/ Maria Helena dos Santos Fernandes de Santana	Director
Maria Helena dos Santos Fernandes de Santana

/s/ Paulino do Rego Barros Jr.	Director
Paulino do Rego Barros Jr

/s/ Rodrigo Modesto de Abreu	Director
Rodrigo Modesto de Abreu

/s/ Wallim Cruz de Vasconcellos Junior	Director
Wallim Cruz de Vasconcellos Junior

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